UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2007

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2007, the Company has implemented a program to provide cash payments to certain current and former employees who hold in-the-money stock options that expire while unexercisable by reason of the Company’s delinquency in filing its fiscal 2007 Annual Report on Form 10-K. On August 3, 2007, the Leadership Development and Compensation Committee of the Company’s Board of Directors approved extending this program to include additional expired options that were held by Kevin B. Rollins, the Company’s former President and Chief Executive Officer. Mr. Rollins retired from the Company effective May 4, 2007, and under the terms of his option agreements, 7,370,000 unexercised options that were vested at the time of his retirement expired 90 days after his retirement date (August 2, 2007). As a result of this approval and Mr. Rollins’ execution of a release agreement, Mr. Rollins will receive a cash payment of $48,462,495 on or before 45 days after the Company has filed its fiscal 2007 Annual Report on Form 10-K. The Company will incur compensation expense in the second quarter of fiscal 2008 equal to the amount of that cash payment. The release agreement executed by Mr. Rollins is substantially the same as the form filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 24, 2007.
Item 8.01 Other Events.
Dell completed its previously announced acquisition of SilverBack Technologies, Inc. on July 26, 2007.
On August 2, 2007, Dell issued a press release announcing the signing of an agreement to acquire the ASAP Software business from Corporate Express NV for $340 million. The planned acquisition will not be final until all regulatory and closing conditions are met. A copy of the press release is furnished as Exhibit 99.1 to this report.
On August 6, 2007, Dell issued a press release announcing the signing of an agreement to acquire ZING Systems, Inc. The planned acquisition will not be final until all closing conditions are met. A copy of the press release is furnished as Exhibit 99.2 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 — Press Release issued by Dell Inc., dated August 2, 2007.
Exhibit 99.2 — Press Release issued by Dell Inc., dated August 6, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: August 8, 2007	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Press Release issued by Dell Inc., dated August 2, 2007.

99.2	Press Release issued by Dell Inc., dated August 6, 2007.

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